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                                                                   Exhibit 23.3


                           CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report on College Park Communities Trust dated March 19, 1998, our report on the Predecessor Partnerships dated February 20, 1998, and our report on the WHNML-S Acquired Properties dated November 3, 1997, in the
Registration Statement (Form S-11 No. 333-          ) and related Prospectus
of College Park Communities Trust dated March 20, 1998.


                                               /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
March 19, 1998